EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Implant Sciences Corporation
Wakefield, MA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.’s 333-109677, 333-111434, 333-117366, 333-124058, 333-127167 ) and Form S-8 (No. 333-111117) of Implant Sciences Corporation of our report dated October 10, 2005, relating to the consolidated financial statements, which is incorporated in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP
Boston, MA

October 11, 2006